    As filed with the Securities and Exchange Commission on March 22, 1996
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                            DANIEL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                                     DELAWARE                                         74-1547355
                 (State or other jurisdiction of incorporation or        (I.R.S Employer Identification No.)
                                   organization)

                               9753 PINE LAKE DRIVE,
                                  HOUSTON, TEXAS                                        77055
                     (Address of Principal Executive Offices)                         (Zip Code)

                             1977 STOCK OPTION PLAN
                                       OF
                            DANIEL INDUSTRIES, INC.
                            (Full title of the plan)

                                THOMAS L. SIVAK
                            DANIEL INDUSTRIES, INC.
                              9753 PINE LAKE DRIVE
                             HOUSTON, TEXAS  77055
                    (Name and address of agent for service)

                                 (713) 467-6000
         (Telephone number, including area code, of agent for service)

                         ------------------------------

                                   Copies to:
                            GREGORY J. SERGESKETTER
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                       Proposed maximum         Proposed maximum
   Title of securities         Amount to be           offering price per       aggregate offering          Amount of
    to be registered            registered                share (1)                 price (1)          registration fee
------------------------------------------------------------------------------------------------------------------------------------
   Common Stock, $1.25
      par value (2)        300,000 shares (1)(3)        $13.9375(4)              $4,181,250(4)            $1,441.81
====================================================================================================================================

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the operation of the anti-dilution provisions of the Plan.

(2)   Includes the preferred stock purchase rights associated with the Common
      Stock.

(3) Pursuant to Rule 429, the prospectus related to this registration statement also relates to the registration statements on Form S-8 (No. 2-65288 and No. 33-63063), which also registered shares of Common Stock to be issued upon the exercise of options granted under the Plan.

(4) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee and based upon the average of the high and low price of a share of Common Stock on the New York Stock Exchange consolidated reporting system on March 20, 1996, which was $13.9375.

      This Registration Statement shall become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 and Rule 462 promulgated thereunder.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

          The registration statement on Form S-8 (No. 33-63063), which also registered shares of Common Stock to be issued upon the exercise of options granted under the Plan, is incorporated herein by reference. In addition, the following documents are hereby incorporated by reference in this Registration Statement.

          1. Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1995.

          2. Quarterly Report of the Company on Form 10-Q for the quarter ended December 31, 1995.

          3.   Current Report of the Company on Form 8-K dated
               December 12, 1995.


          All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.   Interest of Counsel

          Thomas L. Sivak is an Executive Officer of and General Counsel to the Company.

Item 8.   Exhibits

  5.1      -- Opinion of Thomas L. Sivak, General Counsel to the Company
 23.1      -- Consent of Price Waterhouse LLP
 23.2      -- Consent of  Thomas L. Sivak, General Counsel to the Company
              (contained in Exhibit 5.1)
 24.1      -- Power of Attorney (contained on page II-2 hereof)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 18, 1996.



                                        DANIEL INDUSTRIES, INC.
                                        (Registrant)



                                        By:      /s/   Michael R. Yellin
                                           -------------------------------------
                                                       Michael R. Yellin
                                         Vice President, Secretary and Treasurer





                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. A. Griffin, III and Michael R. Yellin, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   Name                                     Title                            Date
 ----------------------------------------- --------------------------------------  -----------------------
         /s/ Richard L. O'Shields               Director                              March 6, 1996
 -----------------------------------------
            (Richard L. O'Shields)

          /s/ W. A. Griffin, III                Director, President and               March 6, 1996
 -----------------------------------------        Chief Executive Officer
             (W. A. Griffin, III)


        /s/ Henry G. Schopfer, III               Vice President-Finance                March 6, 1996
 -----------------------------------------      (Principal Financial Officer)
           (Henry G. Schopfer,  III)


          /s/ Mary R. Beshears                          Controller                     March 6, 1996
 -----------------------------------------
             (Mary R. Beshears)

       /s/ Ralph H. Clemons, Jr.                         Director                      March 6, 1996
 -----------------------------------------
          (Ralph H. Clemons, Jr.)

         /s/ Gibson Gayle, Jr.                           Director                      March 6, 1996
 -----------------------------------------
            (Gibson Gayle, Jr.)

         /s/ Ronald C. Lassiter                        Chairman of the                 March 6, 1996
 -----------------------------------------           Board of Directors
            (Ronald C. Lassiter)

        /s/ Leo E. Linbeck, Jr.                          Director                      March 6, 1996
 -----------------------------------------
           (Leo E. Linbeck, Jr.)

           /s/ Ralph F. Cox                              Director                      March 6, 1996
 -----------------------------------------
              (Ralph F. Cox)

            /s/ W. A. Griffin                            Director                      March 6, 1996
 -----------------------------------------
               (W. A. Griffin)

           /s/ Brian E. O'Neill                          Director                      March 6, 1996
 -----------------------------------------
            (Brian E. O'Neill)

                               INDEX TO EXHIBITS

                                                                                          Sequentially
    Exhibit                                                                                 Numbered
    Number                                       Description                                  Pages
    ------                                       -----------                                ---------
      5.1            Opinion of  Thomas L. Sivak, General Counsel to the Company

     23.1            Consent of Price Waterhouse LLP

     23.2            Consent of  Thomas L. Sivak, General Counsel to the Company
                     (contained in Exhibit 5.1)

     24.1            Power of Attorney (contained on page II-2 hereof)